Exhibit 99.1

AIM ImmunoTech Announces NYSE American Acceptance of Plan to Regain Listing Compliance

OCALA, Fla., February 26, 2025/ AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that it received notice from the NYSE American (the “American”) that the American has accepted the Company’s Plan to regain compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(ii) and 1003(a)(iii) of the American Company Guide. AIM has until June 11, 2026 to regain compliance with the NYSE’s Continued Listings Standards.

AIM CEO Thomas K. Equels stated: “We are pleased that the NYSE American has approved our plan and look forward to executing the strategy over the coming months as we also continue to make advancements in our oncology and antiviral pipelines.”

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Cautionary Statement

This current report, including exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. There can be no assurance that the Company will be able to achieve compliance with the American’s continued listing standards within the required timeframe. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908.824.0775

AIM@jtcir.com